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                     [RICHARD E. WOODHALL & CO. LETTERHEAD]


SFX Entertainment, Inc.


Dear Sirs,

CONSENT OF INDEPENDENT AUDITORS
Re: TONY STEPHENS ASSOCIATES LIMITED
Audit Year to 30th April 1998

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated 14th July 1998 included in the Prospectus of SFX Entertainment, Inc. that is made as part of the Registration
Statement (Form S-1).


                                       /s/ Richard E. Woodhall & Co.
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                                       Richard E. Woodhall & Co.


dated: 8th February 1999
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